UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 8, 2007
TERAX ENERGY, INC.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation or organization)

333-72230 (Commission File Number)	88-045757 (IRS Employer Identification Number)
13355 Noel Road, 1370 Galleria Tower, Dallas, Texas 75240
(Address of principal executive offices)
972-386-4644
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities.
     On July 23, 2007, Terax Energy, Inc. (the “Company”) completed the sale of 55% of its issued and outstanding common stock to Westar Oil, Inc. (the “Purchaser”), pursuant to the Purchase and Sale Agreement (“Agreement”) between the Company and the Purchaser, dated April 26, 2007. The purchase price of the shares was $0.21 per share, the closing market price of the Company’s common stock on the date of the Agreement. At the closing on July 23, the Company sold 3.9 million shares to the Purchaser for $819,000. At a prior closing on April 30, 2007, the Company had sold 618,000 shares to the Purchaser for $129,780. Thus, the total consideration received in the transaction was $948,780 and the total number of shares purchased was 4,518,000. The Company used cash on hand to complete the purchase. The Company has previously reported the entry of the Agreement in a report on Form 8-K filed with the SEC on May 1, 2007.
     The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) with respect to the foregoing, pursuant to the provisions of Regulation D of the Act. No commission or underwriter’s discount was paid in connection with the sale to Westar.
Item 5.01 Change in Control.
     The Agreement gives the Purchaser the right to designate one member of the Board of Directors and the Company’s chief executive officer. The Purchaser has designated Linda Contreras as the Company’s sole director and chief executive officer, as reported in the Company’s Form 8-K dated May 1, 2007, replacing Lawrence J. Finn, who resigned as the Company’s chief executive officer and chief financial officer. The Company and the Purchaser are unaware of any other arrangements or groups regarding control of the Company or election of directors. Upon its purchase of 55% of the outstanding common stock of the Company, the Purchaser now has sufficient shares to elect all of the members of the Company’s Board of Directors.
     The Purchaser used cash on hand to pay the $978,780 purchase price.
5.03 Amendments to Articles of Incorporation.
     On July 26, 2007, the holders of a majority of the Company’s outstanding shares voted, via written consent without a meeting, in favor of amending the Company’s articles of incorporation to reflect a change in the Company’s name to Westar Oil and Gas, Inc. The shareholders also voted to amend the articles of incorporation to increase the number of shares of common stock authorized for issuance from 15 million to 200 million. However, these amendments to the articles of incorporation have not yet become effective, as the Company must file and mail to all of its shareholders an information statement of pursuant to section 14(C) of the Securities Exchange Act of 1934. These amendments to the articles of incorporation will become effective as soon as the Company complies with the delivery requirements set forth in Regulation 14C under the Securities Exchange Act of 1934.
Item 7.01 Regulation FD Disclosure.
     (a) On July 26, 2007, the Company’s board of directors affirmed its intention to declare a 2 for 1 restricted share dividend, subject to completion of all required disclosure and legal obligations to effect the dividend. The Company had previously disclosed its intention to declare a 1 for 1 restricted share dividend, but has decided it would be in the best interests of the shareholders to pursue a 2 for 1 dividend.
     (b) The Company is also finalizing the terms of its share exchange with Westar. This share exchange is expected to close prior to the effectiveness of name change.
     (c) The Company filed press releases on June 8, 2007, June 22, 2007, and June 29, 2007, which are attached hereto as exhibits.
     (d) The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
99(i)*	June 8, 2007 Press Release

99(ii)*	June 22, 2007 Press Release

99(iii)*	June 29, 2007 Press Release

99(iv)	Purchase and Sale Agreement between Terax Energy, Inc., and Westar Oil, Inc., incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K dated April 26, 2007, filed with the SEC on May 1, 2007

*	Filed herewith.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated this 27th day of July 2007.

Terax Energy, Inc.
By:	/s/ Linda Contreras
Linda Contreras
Chief Executive Officer

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